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                                                                     EXHIBIT 3.3

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              WIRED VENTURES, INC.

         Jane Metcalfe and Jeff Simon hereby certify that:

         1. The original name of this corporation is Wired Ventures, Inc. and the date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is March 29, 1996.

         2. They are the duly elected and acting President and Secretary, respectively, of Wired Ventures, Inc., a Delaware corporation.

         3. The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

                                       "I.

         The name of this corporation is Wired Ventures, Inc.

                                       II.

         The address of the registered office of the corporation in the State of Delaware is Nine East Loockerman Street, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is the National Registered Agents, Inc.

                                      III.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

         A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the corporation is authorized to issue is Eighty-Two Million Five Hundred Thousand (82,500,000) shares. Seventy-Five Million (75,000,000) shares will be Common Stock, each having a par value of one-tenth of one cent ($.001). Seven Million Five Hundred Thousand (7,500,000) shares will be Preferred Stock, each having a par value of one-tenth of one cent ($.001).
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         B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions, of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series will be decreased in accordance with the foregoing sentence, the shares constituting such decrease will resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       V.

         For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         A. 1. The management of the business and the conduct of the affairs of the corporation will be vested in its Board of Directors. The number of directors which will constitute the whole Board of Directors will be fixed exclusively by one or more resolutions adopted by the Board of Directors.

                  2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors will be elected at each annual meeting of stockholders for a term of one year. Each director will serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director.

                  3. Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors (the "Voting Stock") or (b) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of the Voting Stock.

                  4. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, will, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships will be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director

                                       2.
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elected in accordance with the preceding sentence will hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor will have been elected and qualified.

         B. 1. Subject to paragraph (h) of Section 42 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors will also have the power to adopt, amend, or repeal Bylaws.

                  2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

                  3. No action will be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws.

                  4. Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (a) the Chairman of the Board of Directors, (b) the Chief Executive Officer, (c) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), or (d) by the holders of the shares entitled to cast not less that ten percent (10%) of the votes at the meeting, and will be held at such place, on such date, and at such time as the Board of Directors will fix.

                  5. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation will be given in the manner provided in the Bylaws of the corporation.

                                       VI.

         A. A director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         B. Any repeal or modification of this Article VI will be prospective and will not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                       3.
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                                      VII.

         A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, will be required to alter, amend or repeal Articles V, VI and VII."

         4. This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this corporation.

         5. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the corporation.

         IN WITNESS WHEREOF, Wired Ventures, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by the President and the Secretary in San Francisco, California this _______ day of _______, 1996.

                                       WIRED VENTURES, INC.

                                       By:_____________________________________
                                                Jane Metcalfe
                                                President

ATTEST:

By:__________________________
         Jeff Simon
         Secretary

                                       4.